UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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            NATURAL GAS SERVICES GROUP, INC.
(Name of Registrant as Specified in its Charter)

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NATURAL GAS SERVICES GROUP, INC.

2911 South County Road 1260
Midland, Texas 79706

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 28, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Natural Gas Services Group, Inc., a Colorado corporation, will be held at the Hilton Hotel, 117 West Wall Street, Midland, Texas 79701 on May 28, 2008 at 9:00 a.m., Central Time, for the purpose of considering and voting upon proposals:

•	To elect three Directors to serve until the Annual Meeting of Shareholders to be held in 2011, or until their successors are elected and qualify;

•	To ratify the reappointment of Hein & Associates LLP as independent auditors for 2008; and

•	To transact such other business as may properly be presented at the meeting or at any adjournment(s) of the meeting.

Only shareholders of record at the close of business on April 22, 2008 are entitled to notice of and to vote at the meeting and at any adjournment(s) of the meeting.

The enclosed proxy is solicited by and on behalf of the Board of Directors of Natural Gas Services Group, Inc. All shareholders are cordially invited to attend the meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy card in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen C. Taylor
Chairman of the Board, President and
Chief Executive Officer

Midland, Texas
April 28, 2008

NATURAL GAS SERVICES GROUP, INC.

2911 South County Road 1260
Midland, Texas 79706

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2008

GENERAL

Solicitation of Proxies

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Natural Gas Services Group, Inc., a Colorado corporation, to be used at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 117 West Wall Street, Midland, Texas 79701 on May 28, 2008 at 9:00 a.m., Central Time, and at any adjournment(s) of the meeting.

The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by Natural Gas Services Group. In addition to soliciting proxies by mail, Natural Gas Services Group and its Directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to Directors, officers or other regular employees for such services. Banks, brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of Natural Gas Services Group held of record by such persons and Natural Gas Services Group will reimburse them for their charges and expenses in this connection.

This proxy statement and the accompanying proxy is being mailed to shareholders on or about April 28, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2008

Natural Gas Services Group’s Proxy Statement and Annual Report on Form 10-K are available at www.ngsgi.com.

The following proxy materials are available for you to review under the caption “Investor Relations” at www.ngsgi.com.

•	the Company’s 2008 Proxy Statement;

•	the proxy card;

•	the Company’s Annual Report to Shareholders and Form 10-K for the fiscal year ended December 31, 2007; and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

Proposals to be Considered at the Annual Meeting

The Annual Meeting has been called by the Board of Directors of Natural Gas Services Group to consider and act upon the following matters:

•	To elect three Directors to serve until the Annual Meeting of Shareholders to be held in 2011, or until their successors are elected and qualify;

•	To ratify the reappointment of Hein & Associates LLP as independent auditors for 2008; and

•	To transact such other business as may properly come before the meeting or at any adjournment(s) of the meeting.

Voting at the Annual Meeting

Voting rights are vested in the holders of common stock of Natural Gas Services Group with each share entitled to one vote. Cumulative voting in the election of Directors is not permitted. Only shareholders of record at the close of business on April 22, 2008 are entitled to notice of and to vote at the meeting or any adjournments of the meeting. On April 22, 2008, there were 12,087,500 shares of common stock outstanding.

Holders of common stock are entitled to vote upon all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement.

Shareholders eligible to vote at the Annual Meeting can either vote in person at the meeting or by proxy. A shareholder choosing to vote by proxy must follow the voting instructions on the enclosed proxy card.

Where the shareholder is not the record holder, such as where shares are held through a broker, nominee, fiduciary or other custodian (that is, in “street name”) and the shareholder desires to vote at the Annual Meeting by proxy, the shareholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.

If you plan to vote in person at the Annual Meeting and hold shares of Natural Gas Services Group common stock in street name, then you must obtain a proxy card from your broker, nominee, fiduciary or other custodian.

Even if you plan to attend the Annual Meeting, the Board encourages each shareholder to vote such shareholder’s shares by proxy. Voting early helps ensure that Natural Gas Services Group receives a quorum of shares necessary to hold the Annual Meeting without incurring additional expense and delay.

We will make a complete list of shareholders eligible to vote at the Annual Meeting available for examination during the ten days prior to the Annual Meeting. During such time, you may visit our executive offices during ordinary business hours to examine the shareholder list for any purpose germane to the Annual Meeting.

Quorum and Voting Requirements

Quorum. The holders of a majority of the outstanding shares of common stock present at the meeting in person or represented by proxy will constitute a quorum.

Vote Required. If a quorum is present, Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees for election as Directors who receive the greatest number of votes cast in favor of their election will be elected to the Board of Directors. All other matters are approved if the votes cast in favor of the matter exceed the votes cast against the matter.

Broker Non-Votes. A broker non-vote occurs when a shareholder that owns shares in “street name” through a nominee (usually a bank or a broker) fails to provide the nominee with voting instructions, and the nominee does not have discretionary authority to vote the shares with respect to the matter to be voted on, or otherwise fails to vote the shares. Broker non-votes are included in determining whether a quorum is present but are not considered a vote cast. Broker non-votes will not affect the outcome of a vote on a particular matter.

Abstentions and Withheld Votes. Abstentions and withheld votes with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, withheld votes will have no effect on the outcome of the vote for Directors. Abstentions are not counted as a vote for or against a matter, but are considered votes cast on a matter.

Other Business at the Meeting. We are not aware of (and have not received any notice with respect to) any business to be transacted at the Annual Meeting other than as described in this proxy statement. If any other matters properly come before the Annual Meeting, Stephen Taylor and Gene A. Strasheim, the named proxies, will vote the shares represented by proxies on such matters in accordance with their discretion and best judgment.

Revoking Your Proxy

Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by:

•	giving written notice of the revocation to Stephen C. Taylor, our President, at Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706;

•	voting in person at the meeting; or

•	voting again by submitting a new proxy card bearing a later date.

Only the latest dated proxy card, including one which a person may vote in person at the meeting, will count. If not revoked, the proxy will be voted at the meeting in accordance with the instructions indicated on the proxy by the shareholder, or, if no instructions are indicated, will be voted “FOR” the election of the three nominated Directors to serve until the 2011 annual meeting of shareholders and “FOR” the ratification of the reappointment of Hein & Associates LLP as independent auditors for 2008, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting or any other adjournment thereof.

Board Recommendations

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board of Directors recommends. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the proposal to elect the three nominated Directors for terms expiring 2011, as set forth on page 4 of this Proxy Statement; and

•	FOR the proposal to ratify the reappointment of Hein & Associates LLP as independent auditors for 2008, as set forth on page 33 of this Proxy Statement.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Natural Gas Services Group. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that would be presented for consideration at the Annual Meeting.

PROPOSAL 1–ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term. The authorized number of Directors is currently set at eight. Our current Directors are listed below by the year in which their terms expire:

Terms Expiring at the 2008 Annual Meeting	Terms Expiring at the 2009 Annual Meeting	Terms Expiring at the 2010 Annual Meeting

Charles G. Curtis Gene A. Strasheim Stephen C. Taylor	William F. Hughes, Jr. Alan A. Baker	Paul D. Hensley John W. Chisolm Richard L. Yadon

The terms of three current Directors, Messrs. Curtis, Strasheim and Taylor, expire at the 2008 Annual Meeting of Shareholders.

Shareholders will be electing three Directors at the meeting. The Board is recommending Mr. Stephen C. Taylor, Natural Gas Services Group’s President and Chief Executive Officer, for re-election to the Board of Directors to serve for a three-year term expiring at the annual meeting of shareholders in 2011. The Board is also recommending Mr. Curtis and Mr. Strasheim for re-election to the Board of Directors to serve for three-year terms expiring at the annual meeting of shareholders in 2011.

The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the three nominees for Director named above unless other instructions are shown on the proxy card. If, at the time of the meeting, any of these nominees becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion, or we may reduce the size of the Board.

Biographical information for each person nominated as a Director, and for each person whose term of office as a Director will continue after the 2008 Annual Meeting, is set forth below.

Nominees for Directors for Terms to Expire in 2011

Charles G. Curtis

Charles G. Curtis, 74, has served as a Director of Natural Gas Services Group since April 2001. Since 2002, substantially all of Mr. Curtis’ business activities have been devoted to managing personal investments. From 1992 until 2002, Mr. Curtis was the President and Chief Executive Officer of Curtis One, Inc., a manufacturer of aluminum and steel mobile stools and mobile ladders. From 1988 to 1992, Mr. Curtis was the President and Chief Executive Officer of Cramer, Inc., a manufacturer of office furniture. Mr. Curtis has a Bachelor of Science degree from the United States Naval Academy and a Master of Science degree in Aeronautical Engineering from the University of Southern California.

Gene A. Strasheim

Gene A. Strasheim, 67, has served as a Director of Natural Gas Services Group since 2003. From 2001 to 2004, Mr. Strasheim was a financial consultant to Skyline Electronics/Products, a manufacturer of circuit boards and large remotely controlled digital interstate highway signs. From 1992 to 2001, Mr. Strasheim was the Chief Financial Officer of Skyline Electronics/Products. From 1985 to 1992, Mr. Strasheim was the Vice President-Finance and Treasurer of CF&I Steel Corporation. Prior to that, Mr. Strasheim was the Vice President-Finance for two privately-held companies and was a partner with the public accounting firm of Deloitte Haskins & Sells. Mr.

Strasheim has practiced as a certified public accountant in three states. Mr. Strasheim holds a Bachelor degree in Business from the University of Wyoming.

Stephen C. Taylor

Stephen C. Taylor, 54, has been President and Chief Executive Officer of Natural Gas Services Group since January 2005. He was elected as a Director of Natural Gas Services Group at the annual meeting of shareholders in June 2005. Effective January 1, 2006, Mr. Taylor was appointed Chairman of the Board of Directors. Immediately prior to joining Natural Gas Services Group, Mr. Taylor held the position of General Manager – US Operations for Trican Production Services, Inc. from 2002 through 2004. Mr. Taylor joined Halliburton Resource Management in 1976, becoming its Vice President – Operations in 1989. Beginning in 1993, he held multiple senior level management positions with Halliburton Energy Services until 2000 when he was elected Senior Vice President/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture deep water drilling technology company owned by Halliburton Company and Shell Oil Company. Mr. Taylor elected early retirement from Halliburton Company in 2002 to join Trican Production Services, Inc. Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and a Master of Business Administration degree from the University of Texas at Austin.

The Board of Directors recommends that shareholders vote “for” each of the three nominees named above.

Continuing Directors Whose Terms Expire in 2009

William F. Hughes, Jr.

William F. Hughes, Jr., 55, has served as a Director of Natural Gas Services Group since December 2003. Since 1983, Mr. Hughes has been co-owner of The Whole Wheatery, LLC, a natural foods store located in Lancaster, California. Mr. Hughes holds a Bachelor of Science degree in Civil Engineering from the United States Air Force Academy and a Master of Science degree in Engineering from the University of California at Los Angeles.

Alan A. Baker

Alan A. Baker, 76, was appointed as a Director of Natural Gas Services Group in March 2006 to fill a vacancy on the Board of Directors and was first elected as a Director of Natural Gas Services Group at the 2006 annual meeting of shareholders. Mr. Baker has served as a consultant to Halliburton Company and previously served as President, Chairman and Chief Executive Officer of Halliburton Company’s Energy Services Group, Houston, Texas, from 1991 until his retirement in 1995. Mr. Baker joined Halliburton Services in 1954 after graduating with a degree in Petroleum Engineering from Marietta College in Ohio. Mr. Baker has served Halliburton Services as Senior Vice President for U.S. Operations, Senior Vice President for International Operations and as President of the Vann Systems Division of Halliburton Company. Mr. Baker also served as a member of Halliburton’s executive committee. Mr. Baker has served on the Boards of Noble Affiliates, National Gas and Oil, Crestar Energy of Canada and the Mid-Continent Oil and Gas Association. He is Trustee Emeritus of Marietta College and is a registered professional engineer.

Continuing Directors Whose Terms Expire in 2010

Paul D. Hensley

Paul D. Hensley, 55, was appointed as a Director of Natural Gas Services Group in January 2005 and was first elected as a Director at the annual meeting of shareholders held in June 2005. Mr. Hensley currently serves as Senior Vice President–Technology of Natural Gas Services Group. He is the founder of and served as President and as a Director of our former subsidiary, Screw Compression Systems, Inc., from its inception in 1997 until it was merged into Natural Gas Services Group in June 2007. Mr. Hensley has over 30 years of industry experience.

John W. Chisholm

John W. Chisholm, 53, was appointed as a Director of Natural Gas Services Group in December 2006 to fill a vacancy created by expanding the size of the Board from seven to eight Directors and was first elected as a Director of Natural Gas Services Group at the annual meeting of shareholders held in June 2007. Mr. Chisholm is the founder of Wellogix, an oil and gas software company that develops software aimed at expediting the exchange of enterprise data and communication of complex engineered services. Mr. Chisholm has served on the Board of Directors of Flotek Industries, Inc. since 2002 and is a member of its Compensation Committee. Prior to founding Wellogix, Mr. Chisholm co-founded and served as President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996. Mr. Chisholm served as Senior Vice President of Global Sales and Marketing of Core Laboratories until 1998, when he started Chisholm Energy Partners, an investment fund focused on mid-size energy service companies. Mr. Chisholm holds a Business Administration degree from Fort Lewis College in Colorado. He currently serves on the Editorial Advisory Board on Middle East Technology of the Oil & Gas Journal.

Richard L. Yadon

Richard L. Yadon, 49, has served as a Director since 2003. Mr. Yadon served as an advisor to the Board of Directors of Natural Gas Services Group from June 2002 to June 2003. Since 1981, Mr. Yadon has owned and operated Yadeco Pipe & Equipment. Since 1994, he has co-owned and served as President of Midland Pipe & Equipment, Inc. In April 2007, Mr. Yadon became the sole owner of Midland Pipe & Equipment, Inc. Yadeco Pipe & Equipment and Midland Pipe and Equipment, Inc. are engaged in the business of providing oil and gas well drilling and completion services and equipment to oil and gas producers conducting operations in Texas, New Mexico, Louisiana and Oklahoma. Since 1981, he has owned Yadon Properties, which owns and operates real estate in Midland, Texas. Mr. Yadon has 26 years of experience in the energy service industry.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Natural Gas Services Group’s Board of Directors held five meetings in 2007, one of which was telephonic. Each Director attended at least 75% of the total number of Board meetings held while such person was a Director, except that Mr. Chisolm was not in attendance at three meetings. Each Director also attended at least 75% of all of the meetings held by all committees of the Board of Directors for which he served (during the periods that he served). The Board of Directors acts from time to time by unanimous written consent in lieu of holding a meeting. During the fiscal year ended December 31, 2007, the Board of Directors took action by unanimous written consent three times.

We typically schedule a Board meeting in conjunction with our annual meeting of shareholders. Although we do not have a formal policy on the matter, we expect our Directors to attend each annual meeting, absent a valid reason, such as illness or an unavoidable schedule conflict. Last year, all of the individuals then serving as Directors attended our 2007 annual meeting of shareholders.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately designated standing committees. These committees are described below.

Audit Committee

The primary functions of our Audit Committee include:

•	assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

•	hiring independent auditors;

•	monitoring the independence and performance of our independent auditors;

•	maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent auditors; and

•	overseeing compliance with our policies for conducting business, including ethical business standards.

The members of the Audit Committee are Gene A. Strasheim (Chairman), Charles G. Curtis and William F. Hughes, Jr. Our Board of Directors has determined that Gene A. Strasheim is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

Our common stock is listed for trading on the American Stock Exchange. Under rules of the American Stock Exchange, the Audit Committee is to be comprised of three or more Directors, each of whom must be independent. Our Board has determined that all of the members of the Audit Committee are independent, including Mr. Strasheim, as defined under the applicable rules and listing standards of the American Stock Exchange, or “AMEX”, and the Securities and Exchange Commission.

The Audit Committee charter is attached to this Proxy Statement as Appendix A. You can also view the charter on our website at www.ngsgi.com.

The Audit Committee met four times during the last fiscal year.

Compensation Committee

The functions of our Compensation Committee include:

•	assisting the Board in overseeing the management of our human resources;

•	evaluating our Chief Executive Officer’s performance and compensation;

•	formulating and administering our overall compensation principles and plans; and

•	evaluating management.

The Compensation Committee’s policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas Services Group and its shareholders. Currently, executive compensation is comprised of salary and cash bonuses and awards of long-term incentive opportunities in the form of stock options under our 1998 Stock Option Plan.

The members of the Compensation Committee are William F. Hughes, Jr. (Chairman), Alan A. Baker, John W. Chisolm and Richard L. Yadon.

Our Board has determined that all of the members of the Compensation Committee are independent, as defined under the applicable AMEX rules and listing standards.

The charter for our Compensation Committee can be viewed on our website at www.ngsgi.com.

During the last fiscal year there were eight meetings of the Compensation Committee, four of which were telephonic.

Governance and Personnel Development Committee

Our Governance and Personnel Development Committee primarily focuses on:

•	generally overseeing the governance of the Board and its committees;

•	interpreting the Governance Guidelines, the Code of Business Conduct and Ethics and other similar governance documents adopted by the Board; and

•	overseeing the evaluation of the Board and its committees.

The members of the Governance and Personnel Development Committee are Charles G. Curtis (Chairman), Alan A. Baker, John W. Chisholm and Richard L. Yadon.

Our Board has determined that each of the Governance and Personnel Development Committee members is independent, as defined under the applicable AMEX rules and listing standards.

During the last fiscal year there were four meetings of the Governance and Personnel Development Committee.

The charter for the Governance and Personnel Development Committee, as amended in April 2007, can be viewed on our website at www.ngsgi.com.

Nominating Committee

The functions of our Nominating Committee include:

•	identifying individuals qualified to become board members, consistent with the criteria approved by the Board;

•	recommending Director nominees and individuals to fill vacant positions; and

•	overseeing executive development and succession and diversity efforts.

The members of the Nominating Committee are Richard L. Yadon (Chairman), Charles G. Curtis and Gene A. Strasheim.

The charter for the Nominating Committee was adopted in September 2007 and can be viewed on our website at www.ngsgi.com.

During the last fiscal year there were four meetings of the Nominating Committee.

Our Board of Directors has determined that each of the Nominating Committee members is independent as defined under the applicable AMEX rules and listing standards.

Our Nominating Committee will consider a Director candidate recommended by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to recommend a candidate for the Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Natural Gas Services Group, Inc., Nominating Committee, 2911 South County Road 1260, Midland, Texas 79706, Attn.: Richard L. Yadon, Chairman. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Committee in determining the qualifications of the individual. The Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Committee will consider nominations received after that date at the annual meeting subsequent to the next annual meeting.

The Committee evaluates nominees for Directors recommended by shareholders in the same manner in which it evaluates other nominees for Directors. Minimum qualifications include the factors discussed above.

Director Independence

Our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with Mr. Taylor, our Chairman of the Board, Chief Executive Officer and President, and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Six non-employee Directors, Alan A. Baker, John W. Chisholm, Charles G. Curtis, William F. Hughes, Jr., Gene A. Strasheim and Richard L. Yadon, served on our Board of Directors throughout fiscal year 2007.

Messrs. Baker, Chisholm, Curtis, Hughes, Strasheim and Yadon have been determined to meet the definition of an “independent director” under the AMEX rules, the independence standards applicable to us. These determinations are based primarily on responses of the Directors to questions regarding employment and compensation history, affiliations and family and other relationships, comparisons of the independence criteria under the AMEX rules to the particular circumstances of each Director and on discussions among the Directors.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Business Conduct and Ethics, or “Code”, which is posted on our website at www.ngsgi.com. You may also obtain a copy of our Code by requesting a copy in writing at 2911 South County Road 1260, Midland, Texas 79706 or by calling us at (432) 563-3974.

Our Code provides general statements of our expectations regarding ethical standards that we expect our Directors, officers and employees, including our Chief Executive Officer and principal financial officer, to adhere to while acting on our behalf. Among other things, the Code provides that:

•	we will comply with all laws, rules and regulations;

•	our Directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

•	our Directors, officers and employees are to protect our assets and maintain our confidentiality;

•	we are committed to promoting values of integrity and fair dealing; and that

•	we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Natural Gas Services Group who are not Directors is set forth below. There are no family relationships between any Director or executive officer and any other Director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors. Officers are elected by the Board of Directors annually at its first meeting following the annual meeting of shareholders.

Earl R. Wait, 64, became Vice President – Accounting in January 2006. He served as our Chief Financial Officer from May 2000 to January 2006. He has also served as our Treasurer since 1998. Mr. Wait was our Chief Accounting Officer from 1998 to May 2000. During the period from 1993 to 2003, he also served as an officer or Director of our former subsidiaries. Mr. Wait is a certified public accountant, has a Bachelor of Business Administration degree from Texas A&M University – Kingsville and holds a Master of Business Administration degree from Texas A&M University – Corpus Christi and has more than 25 years of experience in the energy industry.

James R. Hazlett, 52, has served as Vice President – Technical Services since June 2005. He also served as Vice President of Sales of Screw Compression Systems, Inc. from 1997 until June 2007 when Screw Compression Systems, Inc. was merged into Natural Gas Services Group. Mr. Hazlett continues to remain employed by Natural Gas Services Group as Vice President – Technical Services. Mr. Hazlett holds an Industrial Engineering degree from Texas A&M University and has over 27 years of industry experience.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

The Compensation Committee or, the “Committee,” of the Board of Directors is responsible for determining the types and amounts of compensation we pay to our executives. The Committee operates under a written charter that you can view on our website at www.ngsgi.com. The Board of Directors has determined that each member of the Committee meets the independence requirements of the American Stock Exchange. The Board determines, in its business judgment, whether a particular Director satisfies the requirements for membership on the Committee set forth in the Committee’s charter. None of the members of the Committee are current or former employees of Natural Gas Services Group or any of its subsidiaries.

The Committee is responsible for formulating and administering our overall compensation principles and plans. This includes establishing the compensation paid to our Chief Executive Officer, meeting and consulting with our Chief Executive Officer to establish the compensation paid to our other executive officers, counseling our Chief Executive Officer as to different compensation approaches, administering our stock option plan, monitoring adherence to our compensation philosophy and conducting an annual, and sometimes more frequent, review of our compensation programs and philosophy regarding executive compensation.

The Committee periodically meets in executive session without members of management or management Directors present and reports to the Board of Directors on its actions and recommendations.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide an executive compensation program that:

•	rewards performance and talents necessary to advance our company objectives and further the interests of our shareholders;

•	is fair and reasonable and appropriately applied to each executive officer; and

•	is competitive with compensation programs offered by our competitors.

The overall objectives of our compensation philosophy are to:

•	provide a competitive level of current annual income that attracts and retains qualified executives at a reasonable cost to us;

•	retain and motivate executives to accomplish our company goals;

•	provide long-term incentive compensation opportunities at levels appropriate for the respective responsibilities and performance of each executive;

•	align compensation and benefits with our business strategies and goals;

•	encourage the application of a decision making process that takes into account both short-term and long-term risks and the sometimes volatile nature of our industry; and

•	align the financial interests of our executives with those of our shareholders through the potential grant of equity based rewards.

Our Committee supports these objectives by emphasizing compensation arrangements that we believe are reasonable and will attract and retain qualified executives and reward them for their efforts to further our long-term growth and success. At the same time, we remain cognizant of and aim to balance our executive compensation arrangements with the interests and concerns of our shareholders.

We feel that our compensation philosophies and practices are more fully understood when viewed in the context of certain specific aspects of our history as a public company. Our initial public offering occurred in October 2002. Our market capitalization did not exceed $75.0 million until mid-2006. Given our small size in our earlier years as a public company, we chose to implement a relatively simple compensation framework for our executives. This framework consisted primarily of base salaries, cash bonuses and stock options. We have currently chosen to continue a relatively simple compensation framework for our executives and believe that by doing so we are able to establish a higher degree of understanding and certainty for our executives as well as the investing public, while at the same time avoiding complex benefit packages and agreements that can be, in some ways, difficult to understand and require significant time and cost to properly administer. In the end, we believe our compensation arrangements provide the desired results: fair and reasonable pay for achievements beneficial to Natural Gas Services Group and its shareholders.

Assistance Provided to the Committee

The Committee makes all compensation decisions regarding our executive officers. Stephen C. Taylor, our Chief Executive Officer, annually reviews the performance of each of our executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee) and presents recommendations to the Committee with respect to salary and cash bonus percentage adjustments and stock option grants for our executives (other than the Chief Executive Officer whose salary, cash bonus percentage adjustments and stock option grants are determined solely by the Committee). The Committee may exercise its discretion in modifying any recommendations made by our Chief Executive Officer.

The Committee also seeks the input and insight of Mr. Taylor concerning specific factors that Mr. Taylor believes to be appropriate for the Committee’s consideration and which the Committee may not be aware of, such as extraordinary efforts or accomplishments of our executive officers. Mr. Taylor also advises the Committee on general topics such as the morale of our executives.

Natural Gas Services Group’s accounting department assists the Committee in the compensation process by gathering and organizing data, which is then presented to the Committee by Mr. Taylor for the Committee’s review.

Compensation Components

We base our decisions regarding executive compensation primarily on our assessment of company performance, and each executive officer’s leadership, performance and individual contributions to our business. The accounting and tax treatment of different elements of compensation has not to date had a significant impact on our use of any particular type of compensation. In reviewing the overall compensation of our officers, we have historically considered and used a mix of the following components or elements of executive compensation:

•	base salary;

•	cash bonuses under our incentive cash bonus program;

•	stock option grants;

•	retirement and other benefits generally available to all of our employees; and

•	limited perquisites.

We do not presently and have not in the past used any of the following types of executive compensation:

•	stock awards;

•	defined benefit pension plans;

•	tax gross-ups;

•	employee stock purchase/ownership plans;

•	supplemental executive retirement plans/benefits; or

•	deferred compensation plans.

Compensation Evaluation Factors

We continue, as we have in the past, to rely on the following factors in evaluating and determining the amount of compensation we pay our executives:

•	our general knowledge of executive compensation levels in the natural gas compression industry;

•	each executive’s individual performance and the overall performance of Natural Gas Services Group; and

•	specific company financial metrics and the application of specific weights to such metrics.

The applicability of these factors varies depending on the type of compensation being evaluated and determined. For instance, we do not rely on weighted company financial metrics to evaluate and determine base salary levels, but such factor is the primary means through which we evaluate and determine the amount of the cash bonuses we award to our executives. Below is a more detailed discussion of how these factors apply to the different types of compensation we utilize.

Executive Compensation Levels of other Companies in the Natural Gas Compression and Related Businesses

Historically, we have not focused on a specific peer group to evaluate and establish the compensation of our executive officers. We do, however, have some general knowledge of the executive compensation paid by certain of our competitors and general industry peers. These competitors include public and privately held companies in the natural gas compression business, industry partners and related businesses, such as natural gas well servicing. In order to maintain a compensation package that is competitive, we have considered, and continue to consider, the executive compensation paid by these companies in evaluating and establishing the compensation we pay our executive officers. Our competitors in the natural gas compression industry that are public companies are considerably larger than we are, and for this reason, we have not in the past and do not currently consider the specific amounts of executive compensation paid by such companies when evaluating or determining our executive compensation. We do, however, from time to time, consider the types of executive compensation offered by our competitors that are public companies and the annual increases or decreases on a percentage basis in such compensation.

Individual and Company Performance – Base Salary and Stock Options

We also evaluate compensation, particularly base salary levels and stock option awards, through an analysis of each executive officer’s individual performance and the overall performance of Natural Gas Services

Group, our goal being to strengthen the link between what we pay our executives and the performance of Natural Gas Services Group. Factors we consider in our analysis include:

•	the individual performance, leadership, business knowledge and level of responsibility of our officers;

•	the particular skill-set and longevity of service of the officer;

•	the effectiveness of the officer in implementing our overall strategy;

•	the general level of competitive compensation packages;

•	cash flows from operations;

•	earnings per share;

•	our market share in the rental of natural gas compression units; and

•	the market value of our common stock.

Specific Company Financial Metrics – Cash Bonuses

With respect to compensation we pay in the form of cash bonuses, the Committee sets target performance levels for three specific company financial metrics. The Committee relies on whether these targets are achieved and the individual performance of our executive officers to determine whether cash bonuses are awarded and the amounts of such bonuses. The three financial metrics the Committee considers are:

•	total revenues;

•	EBITDA; and

•	net income before taxes.

EBITDA is calculated from our audited consolidated financial statements by adding to net income, or loss, (1) amortization and depreciation expense, (2) interest expense and (3) provision for income tax expense.

We believe that our core executive compensation mix of base salary, cash bonuses and stock options, while fairly limited, presently provides enough diversity for us to link executive compensation to our short-term and long-term objectives. For instance, base salaries and cash bonuses are closely linked to the short-term objectives of providing reasonable and competitive levels of current annual income, while stock options are more closely linked to the long-term objectives of earnings per share and increased market value of our common stock.

Base Salary

We provide our executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Each year the Committee receives base salary recommendations from our Chief Executive Officer for all of our executive officers (other than our Chief Executive Officer whose base salary is evaluated by the Committee on an annual basis). The Committee reviews comparative salary data and information gathered by the Committee relative to certain of our competitors and industry peers to gain some general knowledge of what our competitors pay their executive officers. The competitors are certain privately held companies in the natural gas industry that are comparable in size to us. We do not consider the specific amounts of the compensation packages offered by our competitors that are public companies because of the considerable size difference between those companies and us, but we do from time to time consider the types of compensation offered by such competitors and the annual increases or decreases on a percentage basis in such compensation. The Committee determines base salary levels by considering the comparative salary data and information gathered by the Committee in conjunction with the factors described above under the caption “Individual and Company Performance – Base

Salary and Stock Options”. We do not give specific weights to any of the factors the Committee considers in determining base salary levels or adjustments thereto. Based on our criteria for base salary level determinations, Stephen C. Taylor, President and Chief Executive Officer received an increase in annual base salary for 2007 from $175,000 to $210,000. Mr. Taylor was the only executive officer who received an increase in annual base salary for 2007. On January 7, 2008, the Committee increased Mr. Wait’s annual base salary from $112,500 to $125,000; Mr. Hensley’s annual base salary from $130,500 to $135,000; and Mr. Hazlett’s annual base salary from $115,000 to $125,000. The Committee increased Mr. Taylor’s annual base salary for 2008 from $210,000 to $275,000 on January 15, 2008.

The base salaries of our officers for 2007 are reflected in column (c) of the “Summary Compensation Table” on page 18.

Short-Term Incentives – Incentive Cash Bonus Program

The Committee has adopted an Incentive Cash Bonus Program or, the “IBP,” that provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives, subject to Committee oversight and modification. The bonuses awarded under the IBP are short-term awards in recognition of the overall performance and efforts made by our executives during a particular year. Each year, the Committee approves the group of executives eligible to participate in the IBP and establishes target award opportunities for such executives, excluding our Chief Executive Officer, whose employment agreement provides for a target award opportunity of up to 50% of base salary. Target award opportunities for our executives range from 20% to 50% of base salary.

In 2007, 90% of an executive officer’s IBP award was based on achievement of company financial objectives relating to:

•	total revenues;

•	EBITDA; and

•	net income before taxes.

Each of these three components accounts for 30% of the total company financial objective portion of the IBP. The remaining 10% of an executive officer’s IBP award is based upon individual performance as evaluated by our Chief Executive Officer (except with respect to our Chief Executive Officer whose individual performance is evaluated by the Committee).

Each year, the Committee sets a target level for each component of the company financial objective portion of the IBP. The payment of awards under the IBP is based upon whether these target levels are achieved for the year. If we achieve the target levels for all components of the company financial objective portion of the IBP, an executive with a base salary of $100,000 and a target award opportunity of 40% will receive a cash bonus of $40,000, assuming the executive receives the full amount (10%) of the individual performance portion of the IBP. If we do not achieve the target levels for all of the components, the Committee will decrease the target award opportunity for each executive officer by a percentage of up to 30% for each component in which there is a shortfall. For instance, if we meet all target levels except the target level for EBITDA, the Committee will decrease the executive’s award opportunity by up to 30%. With respect to the executive described above, the award opportunity for such executive would be reduced from 40% to as low as 28% (the target bonus of 40% multiplied by 70%), in which case the executive would receive a cash bonus of $28,000, assuming the executive receives the full amount of the individual performance portion of the IBP.

In 2007, Natural Gas Services Group met its target levels for net income before taxes and EBITDA. However, it did not reach the target level set for total revenues. Consequently, the Committee awarded each executive officer with 15% of the possible 30% attributable to the total revenue component of the IBP and the full 30% attributable to each of the net income before taxes and EBITDA components of the IBP. Each executive officer received the full 10% of the individual performance portion of the IBP. Therefore, each executive officer received 85% of his target award opportunity. Mr. Taylor recommended that the Committee authorize distribution of the 15% of the award not awarded him to other managers not eligible for the IBP. The Committee approved that request and further increased the amount to be awarded. The cash awards made to our executive officers under the IBP for 2007 are included in column (g) of the “Summary Compensation Table” on page 18.

Long-Term Incentives – Stock Option Grants

We consider stock options to be a type of long-term incentive compensation that motivates our executive officers to work toward our long-term growth and allows them to participate in the growth and profitability of Natural Gas Services Group. We believe that stock options align the interests of our executive officers with our shareholders in that our executive officers will benefit from the options only to the extent that the value of our common stock increases. The number of options granted to an executive officer is based on a subjective determination of an officer’s individual performance and his current contributions and potential for future contributions to the overall performance of Natural Gas Services Group.

All stock options are granted under our 1998 Stock Option Plan, except one stock option was granted outside of the plan in August 2005 to Stephen C. Taylor, our Chief Executive Officer, as an inducement grant under the terms of his employment agreement. We do not grant discounted options and exercise prices are not based on a formula. Options granted under our 1998 Stock Option Plan are “at-the-money.” In other words, the exercise price of the option equals the closing price of the underlying stock on the actual date of grant.

The Compensation Committee did not grant stock options to any of our executive officers in 2007.

The Compensation Committee does not have any specific program or plan with regard to the timing or dating of option grants, except that it has been the Committee’s practice to grant options within thirty days after Natural Gas Services Group’s quarterly or annual earnings releases. The Committee’s practice as to when options are granted has historically been made at the discretion of the Committee. Generally, option grants to executives and other employees have been made at the same time. We have not and do not plan to purposefully time the release of material non-public information for the purpose of affecting the value of executive compensation.

Other Compensation

We maintain a 401(k) retirement plan in which all of our executives and employees are eligible to participate. We match executive and employee contributions to our 401(k) plan, on an equal percentage basis, with cash contributions. The Company matching portion is equal to one-half of the employee’s annual contribution up to a maximum of 3% of the employee’s salary. Our matching amounts for our executive officers are included in column (i) of the “Summary Compensation Table” on page 18.

Other than the reductions that can occur with respect to the target award opportunities of our executives under the IBP, we do not have a written policy or formula regarding the adjustment, reduction or recovery of awards or payments if company performance measures are restated or adjusted in a manner that would reduce the award or payment. However, the Committee does consider compensation realized or potentially realizable from prior compensation awards in setting new types and amounts of compensation, the result of such consideration being varying increases in annual salaries and cash bonuses, with percentage increases in some cases being smaller than previous years.

Employment Agreements

During 2007, we had written employment agreements with Stephen C. Taylor, our President and Chief Executive Officer, Paul D. Hensley and James R. Hazlett. We do not have written employment agreements with any of our other executive officers. We employed Mr. Taylor in January 2005 and the terms of his employment were governed by a verbal arrangement until August 2005 when we negotiated and entered into a written employment agreement with him. We also negotiated and entered into written employment agreements with Messrs. Hensley and Hazlett in January 2005 in connection with our acquisition of SCS. Our employment agreement with Mr. Taylor expired according to its own terms on January 13, 2008; however, Mr. Taylor continues to serve as our President, Chief Executive Officer and Chairman of the Board. Since the expiration of Mr. Taylor’s employment agreement, the Compensation Committee has not formally considered entering into a new employment agreement with Mr. Taylor. Our employment agreements with Messrs. Hensley and Hazlett expired according to their own terms on January 3, 2008; however, both Messrs. Hensley and Hazlett remain employed by us.

The employment agreements of Messrs. Taylor, Hensley and Hazlett provided for, among other things, base salary, incentive cash bonuses under the IBP, and insurance, medical and other benefits generally available to our other employees. Mr. Taylor’s employment agreement also contained change of control and severance provisions, as referenced under the caption “Change of Control and Severance Arrangements” on page 16 and more particularly described under the caption “Potential Payments Upon Termination or Change of Control” on page 22. More information regarding the above-referenced employment agreements is provided under the heading “Compensation Agreements with Management” on page 26.

Allocation of Amounts and Types of Compensation

Other than the stock options we grant to our executives from time to time and the determinations made by the Committee as to specific target award opportunities under our IBP, the allocation of different amounts and types of compensation has not been a consideration for us. The Committee has not adopted a specific policy or target for the allocation between either amounts or types of compensation. However, since our initial public offering in October 2002, the compensation we have paid to our executive officers has emphasized the use of cash rather than non-cash compensation. We have chosen to do this in order to maintain and continue our practice of having a simplified, but effective and competitive, compensation package.

Assistance of Compensation Consultants

Although the Committee has the authority to retain, at the expense of Natural Gas Services Group, compensation consultants, the Committee has not in the past sought or relied on an outside compensation consultant to evaluate or establish the compensation we pay our executives. While the Committee believes the executive compensation we pay is fair and generally competitive within the natural gas compression industry, the Committee tends to target pay within approximately 20% of what it believes to be the industry median. This approach helps ensure that our executive compensation remains reasonable and lessens the need for an outside consultant to validate such compensation. Our Committee, nevertheless, understands the value of an outside compensation consultant, and in light of our growth over the last five years and the increased level of competition within the natural gas compression industry for attracting and retaining talented executives, may consider retaining a compensation consultant to help the Committee better evaluate our executive compensation.

Change of Control and Severance Arrangements

Our 1998 Stock Option Plan contains change of control provisions. In addition, Mr. Taylor’s employment agreement contains change of control and severance provisions. Information regarding these provisions is provided under the caption “Potential Payments Upon Termination or Change of Control” on page 22.

Stock Ownership/Retention Guidelines

We have not in the past had written guidelines or policy statements that required our executives to maintain specified levels of stock ownership or adhere to specified “holding” practices with regard to our common stock.

Perquisites

We provide limited perquisites to our executives. The primary perquisites include allowing our executives a choice of receiving an automobile allowance or personal use of a company-provided automobile and matching contributions made by Natural Gas Services Group under our 401(k) plan. Although we provide Mr. Taylor with one club membership, since his use of the club is limited solely for business entertainment, we have not considered it to be a perquisite and have not valued it as such for inclusion in column (i) of the Summary Compensation Table on page 18.

Our executives also participate in the same medical, dental and life insurance plans as other employees. However, we pay a greater percentage of the premiums for health insurance for our executives than we do for our other employees.

As part of our negotiations with Mr. Taylor relating to his compensation under his employment agreement and as an inducement to Mr. Taylor to join our employment, we agreed to make a cash payment to Mr. Taylor upon his exercise of the stock option granted to him in August 2005 in an amount sufficient to place Mr. Taylor in the same after-tax position he would be in if the income recognized by Mr. Taylor upon his exercise of the stock option were taxed at the then applicable Federal capital gains tax rate. Mr. Taylor is responsible for all tax due with respect to this cash payment.

Limit on Deductibility of Certain Compensation

Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over $1 million dollars per year have not been a factor in our considerations or recommendations. Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to specified executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. The Committee has not taken the requirements of Section 162(m) into account in designing executive compensation. If the compensation level of any executive officer approaches $1 million for purposes of Section 162(m), the Committee will assess the implications of Section 162(m) and determine what action would be appropriate, which may be influenced by factors other than full tax deductibility.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2008 Annual Meeting of Shareholders.

Members of the Compensation Committee

William F. Hughes, Jr. (Chairman)
Alan A. Baker
John W. Chisholm
Richard L. Yadon

Executive Compensation

The table below sets forth the compensation earned by our Chief Executive Officer, Stephen C. Taylor, and our other named executive officers for services rendered to Natural Gas Services Group and its subsidiaries for the fiscal years ended December 31, 2006 and December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation (2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)	(j)
Stephen C. Taylor	2007	$207,982	–	–	$270,106	(4)	$89,250		–	$10,168	$577,506
Chairman,	2006	173,615	–	–	216,000	(5)	87,500		–	8,994	486,109
President and Chief
Executive Officer

Earl R. Wait	2007	112,500	–	–	12,023	(6)	33,469		–	19,766	177,758
Vice President –	2006	100,769	–	–	–		39,375		–	18,490	158,634
Accounting

Paul D. Hensley	2007	130,500	–	–	–		43,078	(7)	–	12,582	186,160
Director,	2006	130,500	–	–	–		50,680	(8)	–	13,551	194,731
Senior Vice President – Technology

James R. Hazlett	2007	115,000	–	–	–		34,213		–	9,573	158,786
Vice President –	2006	105,615	–	–	–		40,250		–	7,723	153,588
Technical Services

(1)	The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 31, 2007, in accordance with FAS 123(R), associated with stock option grants under our 1998 Stock Option Plan and the stock option grant to Mr. Taylor under his employment agreement and thus include amounts associated with grants made in 2007 and prior to 2007. Assumptions used to calculate these amounts are included in footnote 10 to our audited consolidated financial statements for the fiscal year ended December 31, 2006 and in footnote 9 to our audited consolidated financial statements for the fiscal year ended December 31, 2007.

(2)	The amounts in column (g) reflect the cash bonus awards to the named executive officers under our Incentive Cash Bonus Program, which is discussed in further detail on page 14 under the caption “Short-Term Incentives – Incentive Cash Bonus Program.”

(3)	The amounts shown in column (i) include matching contributions made by Natural Gas Services Group to each named executive officer under our 401(k) plan and the aggregate incremental cost to Natural Gas Services Group of perquisites provided to our named executive officers as follows:

Name	Year	Automobile Allowance	Personal Use of Company Provided Automobiles	Additional Incremental Portion of Health Insurance Premiums Paid for Officers Only	401(k) Plan	Total (a)
Stephen C. Taylor	2007	$–	$1,237	$956	$5,690	$10,168
	2006	–	4,566	927	1,766	8,994

Earl R. Wait	2007	9,000	–	4,727	3,564	19,766
	2006	9,000	–	4,581	2,909	18,490

Paul D. Hensley	2007	–	2,145	3,651	3,915	12,582
	2006	–	3,464	2,895	4,582	13,551

James R. Hazlett	2007	–	923	4,727	1,393	9,573
	2006	–	1,041	4,582	–	7,723
Total	2007	$9,000	$4,305	$14,061	$14,562	$52,089
	2006	$9,000	$9,071	$12,985	$9,257	$48,758

(a)	The amounts reflected in this column include a nominal cash Christmas bonus paid to each of the named executive officers in the fiscal years ended December 31, 2006 and December 31, 2007.

(4)	This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), for 15,000 shares of common stock that vested on January 13, 2007 under the stock option granted to Mr. Taylor in August 2005 under his employment agreement and for 7,500 shares of common stock that vested on November 21, 2007 under the stock option granted to Mr. Taylor on November 21, 2006 under our 1998 Stock Option Plan.

(5)	This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), for 15,000 shares of common stock that vested on January 13, 2006 under the stock option granted to Mr. Taylor in August 2005 under his employment agreement.

(6)	This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), for 1,666 shares of common stock that vested on November 21, 2007 under the stock option granted to Mr. Wait on November 21, 2006 under our 1998 Stock Option Plan.

(7)	This amount reflects the cash bonus awarded to Mr. Hensley under Natural Gas Services Group’s Incentive Cash Bonus Program. Pursuant to the employment agreement between Mr. Hensely and Screw Compression Systems, Inc., our former subsidiary, which expired according to its own terms on January 3, 2008, the amount awarded to Mr. Hensley was calculated using a base salary of $126,700 and a target award opportunity of up to 40%.

(8)	This amount reflects the cash bonus awarded to Mr. Hensley under Natural Gas Services Group’s Incentive Cash Bonus Program. Pursuant to the employment agreement between Mr. Hensely and Screw Compression Systems, Inc., our former subsidiary, which expired according to its own terms on January 3, 2008, the amount awarded to Mr. Hensley was calculated using a base salary of $126,700 and a target award opportunity of up to 40%.

Grants of Plan Based Awards

The table below sets forth the estimated future payouts under non-equity incentive plan awards and stock option awards granted and the grant date fair value of the stock option awards.

Grants of Plan-Based Awards at 2007 Fiscal Year-End

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Option (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Stephen C. Taylor	N/A	–	$105,000	$105,000	–	–	–	–	–	–	–
Earl R. Wait	N/A	–	$39,375	$39,375	–	–	–	–	–	–	–
Paul D. Hensley	N/A	–	$50,680	$50,680	–	–	–	–	–	–	–
James R. Hazlett	N/A	–	$40,250	$40,250	–	–	–	–	–	–	–

(1)	No amounts are shown in column (c) because there is no minimum bonus amount under our Incentive Cash Bonus Program, or the “IBP”. The amounts shown in column (d) reflect the product of the target award opportunity for each executive under our IBP, times the executive’s base salary and are based on the assumption that all three components of the company financial objective portion of the IBP (total revenues, EBITDA and net income before taxes) will be met and each executive will receive the full amount of the individual performance portion of the IBP. The amounts shown in column (e) match the amounts shown in column (d) because there are no circumstances under which any executive would be entitled to a cash bonus award under the IBP that exceeds the target amount. These amounts are based on each executive’s current salary and position. More information regarding the IBP and the calculation of awards is provided under the caption “Short-Term Incentives – Incentive Cash Bonus Program” on page 14.

Incentive Cash Bonus Program

Our Incentive Cash Bonus Program or, the “IBP,” provides for annual non-equity incentive based compensation in the form of cash bonuses to our executive officers. Our Compensation Committee administers and determines from year to year the executives that are eligible to participate in the IBP. The Committee establishes target award opportunities for the executives eligible to participate in the plan. These target award opportunities are expressed as a percentage of an executive’s base salary. An executive’s target award opportunity is the maximum cash bonus an executive is eligible to receive in any one year under the IBP.

The Committee establishes annual target levels for Natural Gas Services Group’s total revenues, EBITDA and net income before taxes and assigns a weight of 30% to each of these components. The executive’s individual performance is assigned a weight of 10%. If during the year Natural Gas Services Group achieves all of the target levels established by the Committee for total revenues, EBITDA and net income before taxes, and it is determined by the Committee that an executive is entitled to the full 10% weight assigned to individual performance, the executive is entitled to receive the maximum cash bonus amount for the executive for that year. If any one of the target levels is not met or it is determined that an executive is not entitled to the full 10% weight assigned to individual performance, the cash bonus award for the executive is reduced accordingly. More information regarding the IBP and the calculation of awards is provided under the caption “Short-Term Incentives – Incentive Cash Bonus Program” on page 14.

1998 Stock Option Plan

Our 1998 Stock Option Plan provides for the issuance of stock options to purchase up to 550,000 shares of our common stock. The purpose of this plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide long-term incentives to employees and consultants and to promote the long-term growth and success of our business. The plan is administered by the Compensation Committee of the Board of Directors. At its discretion, the Compensation Committee determines the persons to whom stock options may be granted and the terms upon which options will be granted. In addition, the Compensation Committee may interpret the plan and may adopt, amend and rescind rules and regulations for its administration. Option awards are generally granted with an exercise price equal to the closing price of our common stock at the date of grant and generally vest based on three years of continuous service and have ten-year contractual terms.

As of December 31, 2007, stock options to purchase a total of 167,502 shares of our common stock were outstanding under the 1998 Stock Option Plan, which includes 15,000 shares underlying stock options granted on December 31, 2007 to our six non-employee Directors under the compensation arrangements described under the caption “Compensation of Directors” on page 24. As described under the caption “Compensation Agreements with Management” on page 26, one additional stock option to purchase 45,000 shares of common stock, which was not granted under the 1998 Stock Option Plan, and which was granted on August 26, 2005 without shareholder approval, was also outstanding at that same date.

A total of 337,500 shares of common stock were available at December 31, 2007 for future grants of stock options under the 1998 Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information about stock options outstanding as of December 31, 2007 and held by our Chief Executive Officer, Stephen C. Taylor, and each other named executive officer.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen C. Taylor	30,000	15,000	(1)	0	$9.22	8/06/2015	0	0	0	0
	7,500	7,500	(2)	0	$14.22	11/21/2016

Earl R. Wait	15,000	0		0	$3.25	4/12/2012	0	0	0	0
	1,666	3,334	(3)	0	$14.22	11/21/2016

Paul D. Hensley	0	0		0	0		0	0	0	0

James R. Hazlett	0	0		0	0		0	0	0	0

(1)	This portion of the stock option granted to Mr. Taylor in August 2005 became fully exercisable on January 13, 2008.

(2)	This portion of the stock option granted to Mr. Taylor in November 2006 will become fully exercisable on November 21, 2008.

(3)	Under terms of the stock option granted to Mr. Wait in November 2006, 1,666 shares became exercisable on November 21, 2007; 1,666 shares will become exercisable on November 21, 2008; and the remaining 1,668 shares will become fully exercisable on November21, 2009.

Option Exercises and Stock Vested in 2007

In the table below, we show certain information about (i) the number of shares of common stock acquired upon exercise of stock options by each of the named executive officers in 2007 and the value realized on exercise of the stock options and (ii) stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
Stephen C. Taylor	0	$0	0	0

Earl R. Wait	2,500	32,139	0	0
	700	10,262
	323	4,738
	200	2,950
	200	2,952
	100	1,480
	300	4,443
	677	10,053

Paul D. Hensley	0	0	0	0

James R. Hazlett	0	0	0	0

Potential Payments Upon Termination or Change of Control

Our 1998 Stock Option Plan contains “change of control” provisions. These provisions are designed to provide some assurance that we will be able to rely upon each executive’s services and advice as to the best interests of Natural Gas Services Group and our shareholders without concern that the executive might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control and to promote continuity of our executive team.

Under our stock option plan, the Committee may adjust the stock options held by our executives upon the occurrence of a change of control. With this authority, the Committee may in its discretion elect to accelerate the vesting of any stock options that were not fully vested and allow for the exercise of such options as to all shares of stock subject thereto.

In 2007, Mr. Taylor and Mr. Wait were our only executive officers that held stock options granted under our stock option plan that had not fully vested. Mr. Taylor holds an option to purchase 15,000 shares of stock, 7,500 of which had vested as of December 31, 2007. Mr. Wait holds two stock options to purchase our common stock, one covering 15,000 shares and the other covering 5,000 shares. As of December 31, 2007, Mr. Wait’s option to purchase 15,000 shares had fully vested and 1,666 of the shares underlying the option to purchase 5,000 shares had vested. The stock options held by Mr. Taylor and Mr. Wait and the exercise price for each of the options are set forth in the “Outstanding Equity Awards at 2007 Fiscal Year-End” table on page 21.

Mr. Taylor’s option to purchase 15,000 shares of stock and Mr. Wait’s option to purchase 5,000 shares, each having an exercise price of $14.22 per share, could have become fully exercisable on December 31, 2007 assuming a change of control were to have occurred on that date. In this event, Mr. Taylor would have had to pay approximately $213,000 and Mr. Wait would have had to pay approximately $71,000 to purchase the shares. The closing price of our common stock on December 31, 2007, was $19.61 per share. Accordingly, on December 31, 2007, the aggregate values of the shares covered by Mr. Taylor’s and Mr. Wait’s options were approximately $294,150 and $98,050, respectively. As a result, on December 31, 2007, and assuming the vesting of the options had been accelerated by the Compensation Committee, there was a potential for Mr. Taylor and/or Mr. Wait to realize an immediate value upon exercise of their respective options at such date.

As described under “Employment Agreements” on page 15 and under “Compensation Agreements With Management” on page 26, during 2007 we had written employment agreements with three of our executive officers: Stephen C. Taylor, our President, Chief Executive Officer and Chairman of the Board, Paul D. Hensley, Senior Vice President– Technology and a Director, and James R. Hazlett, Vice-President– Technical Services. Our employment agreement with Mr. Taylor expired according to its terms on January 13, 2008; however, Mr. Taylor continues to serve as our President, Chief Executive Officer and Chairman of the Board. Since, the expiration of Mr. Taylor’s employment agreement, the Compensation Committee has not formally considered entering into a new employment agreement with Mr. Taylor. Our employment agreements with Messrs. Hensley and Hazlett expired according to their own terms on January 3, 2008; however, both Messrs. Hensley and Hazlett remain employed by us.

Mr. Taylor’s employment agreement contained change of control and severance provisions. These provisions were included in Mr. Taylor’s employment agreement as part of our negotiations with Mr. Taylor as to the terms of his employment and as an inducement for him to join Natural Gas Services Group in 2005. The change of control and severance provisions were designed to promote stability and continuity with respect to Mr. Taylor’s employment as our Chief Executive Officer and President. Our employment agreements with Messrs. Hensley and Hazlett did not contain change of control or severance provisions.

Mr. Taylor’s employment agreement provided that he was entitled to certain severance benefits if his employment was terminated as the result of a “fundamental change” or for any other reason, but excluding the following:

•	for “cause”;

•	the mental or physical incapacity or inability of Mr. Taylor to perform his duties for a period of 120 or more consecutive days or for multiple periods totaling 180 or more days during any twelve-month period;

•	the death of Mr. Taylor; or

•	the voluntary retirement or resignation of Mr. Taylor.

Generally, a “fundamental change” was defined in Mr. Taylor’s employment agreement as the occurrence of any of the following:

•	the dissolution, merger or consolidation of Natural Gas Services Group;

•	the sale of all or substantially all of the assets of Natural Gas Services Group;

•	the recapitalization or any other type of transaction which resulted in 51% or more of the common stock of Natural Gas Services Group being changed into, or exchanged for, different securities of Natural Gas Services Group, or other securities in other entities; or

•	any change in the duties, functions, responsibilities or authority of Mr. Taylor or any decrease in his base salary.

The severance benefits provided to Mr. Taylor upon the occurrence of a fundamental change included:

•	a single lump sum cash payment equal to 200% of his base salary;

•	immediate vesting of all unvested stock options;

•	continued health care and insurance benefits and premium payments for a period of 18 months from the date of termination;

•	bonuses or individual incentive compensation not yet paid but earned prior to the year of termination;

•	bonuses or individual incentive compensation earned during the fiscal year, prorated to reflect the date of termination; and

•	immediate vesting of 100% of all other compensation plans or bonus or incentive plans that Mr. Taylor contributed to at the date of termination, except to the extent covered by the benefits listed above.

In connection with his employment by us in 2005, Mr. Taylor was granted a stock option to purchase 45,000 shares of our common stock at an exercise price of $9.22 per share. Unlike his employment agreement, the stock option agreement provided that upon the occurrence of a fundamental change (without the termination of Mr. Taylor) or the termination of Mr. Taylor as a result of his incapacity or inability to perform his duties, the voluntary retirement or resignation of Mr. Taylor, or the death of Mr. Taylor, the stock option would vest in full on the date immediately prior to the effective date of the occurrence of any of these events. These provisions were negotiated by Mr. Taylor and us and were included in Mr. Taylor’s compensation package as an additional inducement for him to join our employment.

The table below shows the potential payments to Mr. Taylor under the change of control and severance provisions contained in his employment agreement and the stock option agreement entered into in connection with his employment agreement. The potential payments are based on Mr. Taylor’s salary level and compensation package as of December 31, 2007, and the assumption that the change of control or severance event occurred on December 31, 2007.

Chief Executive Officer Potential Payments Table

Potential Payments and other Benefits upon a Change of Control or Severance	Fundamental Change	Termination Upon Fundamental Change	Voluntary Resignation or Retirement	Death	Incapacity or Inability to Perform Duties	Termination for Cause	Termination Without Cause
Compensation:
Salary	$–	$420,000	$–	$–	$–	$–	$420,000
Short-Term Incentive Compensation-Cash Bonus Under IBP	–	105,000	–	–	–	–	105,000
Long-Term Incentive Stock Option Grants	54,106	54,106	54,106	54,106	54,106	–	54,106
Benefits:
401(k) Plan	–	8,583	–	–	–	–	8,583
Medical Benefits	–	5,209	–	–	–	–	5,209
Life Insurance Benefits	–	1,135	–	–	–	–	1,135
Other	–	–	–	–	–	–
Total	$54,106	$594,033	$54,106	$54,106	$54,106	–	$594,033

Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting compensation for our Directors, we consider the substantial amount of time that Directors expend in fulfilling their duties to Natural Gas Services Group and our shareholders, as well as the skill-sets required to fulfill these duties.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee Directors during the fiscal year ended December 31, 2007.

2007 Director Compensation

Name	Fees Earned Or Paid ($)(1)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles G. Curtis	$18,750	–	$24,695	–	–	–	$43,445
Gene A. Strasheim	25,000 (4)	–	24,695	–	–	–	49,695
William F. Hughes	18,750	–	24,695	–	–	–	43,445
Richard L. Yadon	18,750	–	24,695	–	–	–	43,445
Alan A. Baker	18,750	–	24,695	–	–	–	43,445
John W. Chisholm	18,750	–	24,695	–	–	–	43,445

(1)	Our non-employee Directors are paid a quarterly cash fee for their attendance at each meeting of our Board of Directors. The cash fee payable to our non-employee Directors is $3,750 per quarter. Each of our non-employee Directors received a cash fee payment of $3,750 for each quarter in 2007 totaling $15,000. Additionally, each of our non-employee Directors received the cash fee of $3,750 payable to him for the last quarter of 2006 during the first quarter of 2007.

(2)	On December 31, 2007, each of our non-employee Directors was granted a stock option to purchase 2,500 shares of common stock at an exercise price of $19.61 per share, the closing price of our common stock on December 31, 2007. These stock options were granted under our 1998 Stock Option Plan. The stock options are exercisable for a term of ten years from the date of grant and are exercisable immediately upon being granted.

(3)	The amounts set forth in column (d) represent the dollar amounts we recognized for financial statement reporting purposes for 2007 in accordance with FAS 123(R) with respect to the stock options granted to our non-employee Directors. The grant date fair value, as calculated in accordance with FAS 123(R), for the stock options granted to our non-employee Directors in 2007 was $24,695 for each option grant.

(4)	Mr. Strasheim served as the Chairman of the Audit Committee in 2007, and as a result, he received an additional cash fee of $1,250 per quarter, totaling $5,000. Additionally, Mr. Strasheim was paid a cash fee of $1,250 for his services as Chairman of the Audit Committee payable in the fourth quarter of 2006 during the first quarter of 2007.

Cash Compensation Paid to Directors

We pay our non-employee Directors a quarterly cash fee for their attendance at each meeting of our Board of Directors. The cash fee payable to our non-employee Directors is $3,750 per quarter. In addition, the Chairman of the Audit Committee is entitled to an additional quarterly cash fee in the amount of $1,250.

Equity Based Compensation Paid to Directors

Historically, each non-employee Director receives an annual stock option award covering 2,500 shares of our common stock for their services as a Director. The options granted to our non-employee Directors are granted under our 1998 Stock Option Plan. The options typically vest immediately and are exercisable for a term of 10 years from the date of grant, subject to earlier termination upon the occurrence of certain events. The options issued to our non-employee Directors have an exercise price equal to the closing price of our common stock on the date of grant.

Directors who are employees of Natural Gas Services Group do not receive any compensation for their services as Directors.

Other

All Directors are reimbursed for their expenses incurred in connection with attending meetings.

Natural Gas Services Group provides liability insurance for its Directors and officers. The cost of this coverage for 2007 was approximately $81,000.

We do not offer non-employee Directors travel accident insurance, life insurance or a pension or retirement plan.

Compensation Agreements with Management

On August 24, 2005, we entered into a three year employment agreement with Stephen C. Taylor to serve as our President and Chief Executive Officer. The employment agreement provided for an annual base salary of $155,000; an annual bonus of up to 50% of Mr. Taylor’s annual base salary; four weeks of vacation each year; a vehicle allowance; moving expense reimbursement of up to $20,000; reimbursement for three monthly mortgage payments made by Mr. Taylor for his prior residence in Houston, Texas; and standard medical and other benefits provided to all of our employees. The agreement contained provisions restricting the use of confidential information, requiring that business opportunities and intellectual property developed by Mr. Taylor become our property; and prohibiting Mr. Taylor from competing with us during his employment and for the two years following the date he ceases to be employed by us within the areas consisting of Midland and Ector Counties, Texas, Tulsa County, Oklahoma and all adjacent counties. The agreement was subject to termination upon certain “fundamental changes”; the death or mental or physical incapacity or inability of Mr. Taylor; the voluntary resignation or retirement of Mr. Taylor; or the termination of Mr. Taylor’s employment for “cause”, within the meaning of the agreement. If Mr. Taylor’s employment was terminated as the result of a fundamental change or other than for cause, he was entitled to receive a single lump sum cash payment equal to 200% of his base salary. As an inducement to obtain Mr. Taylor’s services, we also granted to Mr. Taylor a stock option to purchase 45,000 shares of common stock. We granted the option to Mr. Taylor, without shareholder approval, on August 24, 2005. The option became fully exercisable on January 13, 2008. The exercise price of the option is $9.22 per share, the fair market value of our common stock on January 13, 2005, the date we initially hired Mr. Taylor. The option expires ten years from the date of grant. Mr. Taylor’s employment agreement expired according to its own terms on January 13, 2008. Since the expiration of Mr. Taylor’s employment agreement, the Compensation Committee has not formally considered entering into a new employment agreement with Mr. Taylor. However, Mr. Taylor continues to serve as Chief Executive Officer, President and Chairman of the Board of Natural Gas Services Group. Mr. Taylor’s annual base salary increased to $275,000 on January 15, 2008.

When we acquired SCS on January 3, 2005, Paul D. Hensley, one of the former shareholders of SCS, entered into a three year employment agreement with SCS to serve as the President of SCS. During 2007, in addition to serving as President of SCS, Mr. Hensley also served as a Director of SCS and as a Director and Senior Vice President – Technology of Natural Gas Services Group. The employment agreement provided for an initial annual base salary in the amount of $126,700 and participation by Mr. Hensley in our employee benefit plans as in effect from time to time. The agreement also contained provisions restricting the use of confidential information; requiring that business opportunities and intellectual property developed by Mr. Hensley become the property of SCS; and prohibiting Mr. Hensley from competing with us within an area consisting of Tulsa County, Oklahoma and all adjacent counties. The employment agreement expired according to its own terms on January 3, 2008. However, Mr. Hensley continues to serve as a Director and Senior Vice President – Technology of Natural Gas Services Group. Mr. Hensley’s base salary as Senior Vice President – Technology of Natural Gas Services Group was increased to $135,000 on January 7, 2008.

On January 3, 2005, James R. Hazlett, one of the former shareholders of SCS, also entered into a three year employment agreement with SCS to continue in his position as a Vice President of SCS. In June 2005, Mr. Hazlett also became Vice President – Technical Services of Natural Gas Services Group. The employment agreement provided for an initial annual base salary in the amount of $105,000 and participation by Mr. Hazlett in our employee benefit plans. The agreement contained provisions restricting the use of confidential information; requiring that business opportunities and intellectual property developed by Mr. Hazlett becomes the property of SCS; and prohibiting Mr. Hazlett from competing with us within an area consisting of Tulsa County, Oklahoma and all adjacent counties. The employment agreement expired according to its own terms on January 3, 2008. However, Mr. Hazlett continues to serve as Vice President – Technical Services of Natural Gas Services Group. Mr. Hazlett’s base salary as Vice President – Technical Services of Natural Gas Services Group was increased to $125,000 on January 7, 2008.

Limitation on Directors’ and Officers’ Liability

Our Articles of Incorporation provide our officers and Directors with certain limitations on liability to us or any of our shareholders for damages for breach of fiduciary duty as a Director or officer involving certain acts or omissions of any such Director or officer.

This limitation on liability may have the effect of reducing the likelihood of derivative litigation against Directors and officers and may discourage or deter shareholders or management from bringing a lawsuit against Directors and officers for breach of their duty of care even though such an action, if successful, might otherwise have benefited our shareholders and us.

Our Articles of Incorporation and bylaws provide certain indemnification privileges to our Directors, employees, agents and officers against liabilities incurred in legal proceedings. Also, our Directors, employees, agents or officers who are successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, are entitled to receive indemnification against expenses, including attorneys’ fees, incurred in connection with the proceeding.

We are not aware of any pending litigation or proceeding involving any of our Directors, officers, employees or agents as to which indemnification is being or may be sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any of our Directors, officers, employees or agents.

Even though we maintain Directors and officers’ liability insurance, the indemnification provisions contained in the Articles of Incorporation and bylaws of Natural Gas Services Group remain in place.

Related Person Transactions

In October 2004, we entered into a Stock Purchase Agreement with Screw Compression Systems, Inc. or “SCS”, and the three stockholders of SCS, Paul D. Hensley, James R. Hazlett and Tony Vohjesus. Under this agreement, we purchased all of the outstanding shares of capital stock of SCS from Messrs. Hensley, Hazlett and Vohjesus. The acquisition was completed on January 3, 2005 and SCS was subsequently merged into Natural Gas Services Group in June 2007.

Under the terms of the Stock Purchase Agreement, we appointed Mr. Hensley as a Director of Natural Gas Services Group in January 2005 to fill a vacancy existing on its Board of Directors, to hold office until the 2005 annual meeting of shareholders. On January 3, 2005, Mr. Hensley entered into a three year employment agreement with SCS. Mr. Hensley was elected as a Director of Natural Gas Services Group at the annual meeting of shareholders held in June 2005. In 2007, in addition to serving as President of SCS, Mr. Hensley also served as a Director of SCS and as a Director and Senior Vice President – Technology of Natural Gas Services Group. Mr. Hazlett entered into a three year employment agreement with SCS to serve as one of its Vice Presidents on January 3, 2005 and became Vice President–Technical Services of Natural Gas Services Group in June 2005. Mr. Vohjesus entered into a three year employment agreement with SCS on January 3, 2005 and was employed by SCS as a Vice President during 2007. The employment agreements with Messrs. Hensley, Hazlett and Vohjesus expired according to their own terms on January 3, 2008. However, Mr. Hensley continues to serve as a Director and Senior Vice President – Technology of Natural Gas Services Group; Mr. Hazlett continues to serve as Vice President – Technical Services of Natural Gas Services Group; and Mr. Vohjesus serves as Manager of Operations – Tulsa for Natural Gas Services Group.

When we acquired SCS, and based on Mr. Hensley’s pro rata ownership of SCS, he received $5.6 million in cash; 426,829 shares of Natural Gas Services Group common stock; and a promissory note issued by Natural Gas Services Group in the principal amount of $2.1 million, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the initial aggregate face amount of $1.4 million. Mr. Hazlett received $800,000 in cash; 60,976 shares of Natural Gas Services Group common stock; and a promissory note in the principal amount of $300,000, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the initial aggregate face amount of $200,000. Mr. Vohjesus received $1.6 million in cash 121,951 shares of Natural Gas Services Group common stock; and a promissory note in the principal amount of $600,000, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the initial aggregate face amount of $400,000. The promissory notes were payable in three equal annual installments, with the first installment due and payable on January 3, 2006. Subject to the consent of the holder of each respective note, principal payments could be made by Natural Gas Services Group in shares of common stock valued at the average daily closing prices of the common stock on the American Stock Exchange for the twenty consecutive trading days commencing thirty days before the due date of the principal payment, or by combination of cash and shares of common stock. On January 3, 2006, Mr. Hensley received $700,000 in principal and $84,000 in interest; Mr. Hazlett received $100,000 in principal and $12,000 in interest; and Mr. Vohjesus received $200,000 in principal and $24,000 in interest. On January 3, 2007, Mr. Hensley received $700,000 in principal and $56,000 in interest; Mr. Hazlett received $100,000 in principal and $8,000 in interest; and Mr. Vohjesus received $200,000 in principal and $16,000 in interest. On January 3, 2008, Mr. Hensley received $700,000 in principal and $28,000 in interest; Mr. Hazlett received $100,000 in principal and $4,000 in interest; and Mr. Vohjesus received $200,000 in principal and $8,000 in interest. After the January 3, 2008 payments, the promissory notes held by Messrs. Hensley, Hazlett, and Vohjesus were fully paid and discharged and the letters of credit expired by their own terms.

Under terms of a Stockholders’ Agreement entered into as required by the Stock Purchase Agreement, for a period of two years following the closing, each of Messrs. Hensley, Hazlett and Vohjesus had the right, subject to certain limitations, to include or “piggyback” the shares of common stock he received in the transaction in any registration statement we filed with the Securities and Exchange Commission. The Stockholders’ Agreement also provided that Messrs. Hensley, Hazlett and Vohjesus will not for a period of three years acquire or agree, offer, seek or propose to acquire beneficial ownership of any assets or businesses or any additional securities issued by us, or any rights or options to acquire such ownership; contest any election of directors by the stockholders of Natural Gas Services Group; or induce or attempt to induce any other person to initiate any stockholder proposal or a tender offer for any of our voting securities; or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing. This three year restriction expired in January 2008.

Procedures for Reviewing Certain Transactions

On March 7, 2007, we adopted a written policy for the review, approval or ratification of related party transactions. All of our officers, Directors and employees are subject to the policy. Under this policy, the Audit Committee will review all related party transactions for potential conflict of interest situations. Generally, our policy defines a “related party transaction” as a transaction in which we are a participant and in which a related party has an interest. A “related party” is:

•	a Director, officer or employee of Natural Gas Services Group or a nominee to become a Director;

•	an owner of more than 5% of our outstanding common stock;

•	certain family members of any of the above persons; and

•	any entity in which any of the above persons is employed or is a partner or principal or in which such person has a 5% or greater ownership interest.

Approval Procedures

Before entering into a related party transaction, the related party or the department within Natural Gas Services Group responsible for the potential transaction must notify the Chief Executive Officer or the Audit Committee of the facts and circumstances of the proposed transaction. If the amount involved is equal to or less than

$100,000, the proposed transaction will be submitted to the Chief Executive Officer. If the amount involved exceeds $100,000, the proposed transaction will be submitted to the Audit Committee. Matters to be submitted will include:

•	the related party’s relationship to Natural Gas Services Group and interest in the transaction;

•	the material terms of the proposed transaction;

•	the benefits to Natural Gas Services Group of the proposed transaction;

•	the availability of other sources of comparable properties or services; and

•	whether the proposed transaction is on terms comparable to terms available to an unrelated third party or to employees generally.

The Chief Executive Officer or the Audit Committee, as applicable, will then consider all of the relevant facts and circumstances available, including the matters described above and, if applicable, the impact on a director’s independence. Neither the Chief Executive Officer nor any member of the Audit Committee is permitted to participate in any review, consideration or approval of any related party transaction if such person or any of his or her immediate family members is the related party. After review, the Chief Executive Officer or the Audit Committee, as applicable, may approve, modify or disapprove the proposed transaction. Only those related party transactions that are in, or are not inconsistent with, the best interests of Natural Gas Services and its shareholders will be approved.

Ratification Procedures

If an officer or Director of Natural Gas Services Group becomes aware of a related party transaction that has not been previously approved or ratified by the Chief Executive Officer or the Audit Committee then, if the transaction is pending or ongoing, the transaction must be submitted, based on the amount involved, to either the Chief Executive Officer or the Audit Committee and the Chief Executive Officer or the Audit Committee will consider the matters described above. Based on the conclusions reached, the Chief Executive Officer or the Audit Committee, as applicable, will evaluate all options, including ratification, amendment or termination of the related party transaction. If the transaction is completed, the Chief Executive Officer or the Audit Committee will evaluate the transaction, taking into account the same factors as described above, to determine if rescission of the transaction or any disciplinary action is appropriate, and will request that we evaluate our controls and procedures to determine the reason the transaction was not submitted to the Chief Executive Officer or the Audit Committee for prior approval and whether any changes to the procedures are recommended.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 22, 2008, the beneficial ownership of our common stock by (1) each of our Directors (and nominees for Director); (2) each of our executive officers; (3) all of our executive officers and Directors (and nominees) as a group; and (4) each person known by us to beneficially own more than five percent of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Alan A. Baker 2702 Briar Knoll Court Sugar Land, Texas 77479	5,000	(2)	*
John W. Chisholm 539 Green Isle Beach Montgomery, Texas 77356	5,000	(3)	*
Charles G. Curtis 1 Penrose Lane Colorado Springs, Colorado 80906	78,857	(4)	*
Paul D. Hensley 3005 N. 15th Street Broken Arrow, Oklahoma 74012	326,829		2.70%
William F. Hughes, Jr. 42921 Normandy Lane Lancaster, California 93536	205,000	(5)	1.69%
Gene A. Strasheim 165 Huntington Place Colorado Springs, Colorado 80906	15,000	(6)	*
Stephen C. Taylor 2911 South County Road 1260 Midland, Texas 79706	53,500	(7)	*
Richard L. Yadon 4444 Verde Glen Ct. Midland, Texas 79707	212,000	(8)	1.75%
Earl R. Wait	40,036	(9)	*
2911 South County Road 1260
Midland, Texas 79706
James R. Hazlett 2911 South County Road 1260 Midland, Texas 79706	51,976		*
Keeley Asset Management Corp. 401 South LaSalle Street Chicago, Illinois 60605	1,560,000	(10)	12.91%
All Directors (and nominees) and executive officers as a group (10 persons)	993,198	(11)	8.13%

*	Less than one percent.

(1)	The number of shares listed includes all shares of common stock owned by, or which may be acquired within 60 days of April 22, 2008 upon exercise of warrants and options held by the shareholder (or group). Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. As of April 22, 2008, none of the shares of common stock owned by our officers and Directors had been pledged as collateral to secure repayment of loans.

(2)	Includes 2,500 shares of common stock that may be acquired upon exercise of a stock option granted under our 1998 Stock Option Plan.

(3)	All of such shares of common stock may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(4)	Includes 15,000 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(5)	Includes 190,500 shares of common stock indirectly owned by Mr. Hughes through the William and Cheryl Hughes Family Trust and 12,500 shares that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan. Mr. and Mrs. Hughes are co-trustees of the William and Cheryl Hughes Family Trust and have shared voting and investment powers with respect to the shares held by the trust. Mr. and Mrs. Hughes are beneficiaries of the trust along with their two children.

(6)	Includes 10,000 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(7)	Includes 52,500 shares of common stock that may be acquired upon exercise of stock options granted to Mr. Taylor as an inducement for his employment and under our 1998 Stock Option Plan.

(8)	Includes 12,500 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(9)	Includes 16,666 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(10)	As reported in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, Keeley Asset Management Corp., an investment adviser, and Keeley Small Cap Value Fund, Inc., an investment company, have shared voting and dispositive powers with respect to such shares.

(11)	Includes 126,666 shares of common stock that may be acquired upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers to file periodic reports of beneficial ownership with the Securities and Exchange Commission. These reports show the Directors and officers’ ownership, and the changes in ownership, of common stock and other equity securities of Natural Gas Services Group.

Based on a review of Section 16(a) filings, all transactions in our equity securities required to be reported by Section 16(a) of the Securities Exchange Act of 1934, as amended, were reported on a timely basis, except that one Form 4 report was filed one day late by Mr. Strasheim. This report, filed on May 18, 2007, reported Mr. Strasheim’s purchase on May 15, 2007 of 1,500 shares of our common stock.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is responsible for overseeing the integrity of Natural Gas Services Group’s financial statements; financial reporting processes; compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of Natural Gas Services Group’s internal accounting functions and independent auditors.

Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an independent accountants’ report on such financial statements. The Audit Committee reviews with management our consolidated financial statements; reviews with the independent accountants their independent accountants’ report; and reviews the activities of the independent accountants. The Audit Committee selects our independent accountants each year. The Audit Committee also considers the adequacy of our internal controls and accounting policies. The chairman and members of the Audit Committee are all independent Directors of our Board of Directors within the meaning of Section 803 of the American Stock Exchange Company Guide.

The Audit Committee has reviewed and discussed our audited financial statements with management of Natural Gas Services Group. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants matters pertaining to their independence. Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2007 for filing with the Securities and Exchange Commission. The Audit Committee and Board of Directors has also selected Hein & Associates LLP as our independent auditors for the fiscal year ending December 31, 2008.

Respectfully submitted by the Audit Committee,

Gene A. Strasheim, Chairman
Charles G. Curtis
William F. Hughes, Jr.

PROPOSAL 2 – RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has reappointed the firm of Hein & Associates LLP as independent auditors for the fiscal year ending December 31, 2008. If the shareholders do not ratify this appointment, the Audit Committee may consider other independent public accountants or continue the appointment of Hein & Associates LLP. Shareholder ratification of the appointment is not required under the laws of the State of Colorado, but the Board believes it is important to allow the shareholders to vote on this proposal.

Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote “for” the ratification of the reappointment of Hein & Associates LLP as Natural Gas Services Group’s independent auditors for the fiscal year ending December 31, 2008.

Principal Accountant Fees

Our principal accountant for the fiscal years ended December 31, 2007 and 2006 was Hein & Associates LLP.

Audit Fees

The aggregate fees billed for professional services rendered by Hein & Associates LLP for the audit of our financial statements for our fiscal years ended December 31, 2007 and 2006 and the review of the financial statements on Forms 10-Q for the fiscal quarters in such fiscal years were approximately $312,000 and $265,000, respectively. These fees also include update audit procedures performed by Hein & Associates LLP for the issuance of consents for the inclusion of audit opinions in various registration statements we filed with the Securities and Exchange Commission during these years and consultation regarding Sarbanes-Oxley internal controls implementation.

Audit Related Fees

During the year ended December 31, 2007, there were no audit related fees. The aggregate fees billed for assurance and related services by Hein & Associates LLP during our fiscal year ended December 31, 2006 was approximately $50,000. These fees were mainly related to the procedures performed in connection with a registration statement on Form S-1 filed with the Securities and Exchange Commission.

Tax Fees

We were not billed by Hein & Associates LLP for any tax services during the years ended December 31, 2006 or December 31, 2007.

All Other Fees

No other fees were billed by Hein & Associates LLP, during our fiscal years ended December 31, 2006 and 2007, other than as described above.

Audit Committee Pre-Approval Policies and Procedures

As of the date of this proxy statement, our Audit Committee has not established general pre-approval policies and as of December 31, 2007, our Audit Committee had not established pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services. However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee, as a whole, approves the engagement of our principal accountant prior to the accountant rendering audit or non-audit services.

Certain rules of the Securities and Exchange Commission provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimus exception contained in the rules. The Audit Committee pre-approved all services provided by Hein & Associates LLP in 2007 and the de minimus exception was not used.

SHAREHOLDER PROPOSALS

Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 2911 South County Road 1260, Midland, Texas 79706 by January 14, 2009, unless the date of our 2009 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2008 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2009 Annual Meeting of Shareholders. The proposal should be sent to the attention of the Secretary of Natural Gas Services Group.

The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to introduce an item of business at an Annual Meeting of Shareholders. A proposal may not be presented at the 2009 Annual Meeting and no persons may be nominated for election to the Board at that meeting unless we receive notice of the proposal or nomination no later than March 30, 2009. Your notice should be addressed to President, Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706. Your notice must comply with the requirements set forth in our bylaws, a copy of which may be obtained from the Secretary of Natural Gas Services Group.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of Natural Gas Services Group’s small size, to date we have not developed formal processes by which shareholders may communicate directly with Directors. Instead, we believe that our informal process permitting communications to be sent to the Board of Directors either generally or in care of a corporate officer, has served the shareholders’ needs. Until formal procedures are developed and posted on our website (www.ngsgi.com), any communication to the Board of Directors may be mailed to the Board, in care of the President of Natural Gas Services Group, Inc. at 2911 South County Road 1260, Midland, Texas 79706. Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual Directors. The Secretary of Natural Gas Services Group will make copies of all such communications and circulate them to the appropriate Director or Directors.

OTHER MATTERS

Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person’s named in the enclosed proxy card will vote such proxy according to their judgment on such matters.

You may obtain our 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007 without charge upon written request to Stephen C. Taylor, President, at Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706. In addition, the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 may be obtained by any shareholder upon written request to Mr. Taylor.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen C. Taylor
Chairman of the Board, President and
Chief Executive Officer

Midland, Texas
April 28, 2008

Appendix A

NATURAL GAS SERVICES GROUP, INC.

Audit Committee Charter

(Adopted March 2, 2004)

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s financial reporting process;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

B.	Structure and Membership

l.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the American Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. In its evaluation of the independent auditor, the Audit Committee shall present its conclusions with respect to the independent auditor to the full Board of Directors. The Audit Committee shall also, with respect to its review of the independent auditor, review and evaluate the lead partner and other senior members of the independent auditor. The Audit Committee shall take into account the opinions of management and the Company’s internal auditors. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Additional Independence Procedures. The Audit Committee shall:

•	confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act;

•	confirm that the CEO, controller, CFO (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one-audit-year period preceding the date of initiation of the audit, as required by Section 206 of the Sarbanes-Oxley Act; and

•	annually consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm.

4.	Quality Control Review. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and whether

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the types of non-audit services provided are compatible with maintaining the auditor’s independence.

5.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee. As part of its evaluation of compensation for the independent auditor, the Audit Committee shall compare the fees paid for audit services to those paid by peer companies as a means of assessing whether the scope of audit work is sufficient.

6.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

7.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

8.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

9.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB.

10.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

11.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection

3

with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

12.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

13.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

14.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal controls over financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

15.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

17.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities; provided, however, that the Audit Committee shall meet at least quarterly. The Audit Committee may also act by unanimous written consent in lieu of a meeting (except for its required quarterly meetings.) The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

3.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter.

4.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

5.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem

4

appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

6.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

7.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance and report its findings to the Board of Directors.

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FORM OF PROXY CARD

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – NATURAL GAS SERVICES GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 2008

The undersigned hereby appoints Stephen C. Taylor and Gene A. Strasheim, and each of them, proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of common stock in Natural Gas Services Group, Inc. at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 117 West Wall Street, Midland, Texas 79701 on May 28, 2008 at 9:00 a.m. Central Time, and at any adjournment(s) thereof for the purposes stated on the reverse side.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxies lawfully may do by virtue hereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICIATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR THE ELECTION OF THE DIRECTORS AND FOR THE RATIFICIATION OF THE REAPPOINTMENT OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITIORS FOR 2008.

It is understood that this proxy confers discretionary authority with respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned. The proxies will vote the shares represented by this proxy at their discretion on any other matters that may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, and the Proxy Statement and Annual Report furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

NATURAL GAS SERVICES GROUP, INC.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 28, 2008.

	Graphic of Computer	Vote by Internet • Log on to the Internet and go to www.investorvote.com/NGS • Follow the steps outlined on the secured website.

Graphic of Telephone

Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card            123456            CO123456789            12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 – Charles G. Curtis	☐	☐	02 – Gene A. Strasheim	☐	☐	03 – Stephen C. Taylor	☐	☐

	For	Against	Abstain
2. Ratification of the Reappointment of Hein & Associates LLP as Independent Auditors for 2008.	☐	☐	☐

B  Non-Voting Items

Change of Address – Please print new address below.

C  Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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